Exhibit 3.2

Business Number E0618822012 - 2 Filed in the Office of Filing Number 20255253183 Secretary of State State Of Nevada Filed On 10/20/2025 3:10:00 PM Number of Pages 29

1 03 ,o 20 pm 10 - 20 - 202s I 4 I To : NV SOS Page : 04 of 31 2025 - 10 - 20 22 : 10 : 34 GMT Docusign Envelope ID . 636B7B22 - 7C12 - 4B93 - 9DC7 - 474F0F385EE3 From ; G il bert Bradshav CERTIFICATE OF O F:S I GNAT I ONS , PREFERF. CF:S AND RIGHTS OF THE SERIES B CO VERTIDLE PREFERRED STOCK OF FOCUS UNIVERSAL INC. PURSUANT TO RS 78 . 1955 OF TH E NEVADA REVISED STATUTES The under s igt1 ed. De s h eng Wang. th e Chief Executive Officer of Focus Universal Jn c. (the " Co rpo rotio n " ') . a Nevada corporation, hereby doe s certify : Th ar pursuant 10 the authority expressly conferred upon the Board of Directors of the Corporat i on (Lilt : " Board of Directors") by th e Co rporatiu 11 ·s Arti 1 .: lt : s of lo co q ,oratiuu, as aint : n<le<l (the - ' - Ar ticl es of Incorpor at ion ''), the Board of Directors on October 15 , 2025 , adopted the following resolution determining it desirable a nd in the best int erests of the Corporation and its shareholders for the Corporation to creote a series of 15 , 000 s h ares of preferred stoc k designated as "Series B Convert ibl e Preferred Stock : · (each , a · ' Se rie s B S hare ", or co llectiv e l y, the " Series B S h ares '·) RE S OLV E D . that the Board of Directors designates the Series B Convertible Pr eferred Stock and th e number of sha r es constituting s uch s erie s, and fixe s the ri ghts, powers , pr eferences, privileges and restrictions relatin g to suc h se r ies in addi ti on to a ny set forth in the A 1 1 ic l es or I ncorporation as follow s : TERMS OF SERI.ESB CONVERTIBLE PREFERRED STOCK I. Certain Defined Terms. Por purposes of thi s Certificate of Designation. the following t erms shall have the following meanings: (a) " 1 934 Act'" means the Secur iti es Exchange Act of 1934 , as amended, and tJ 1 e rules and regulations thereunder . (b) " 19 .99% Ownership Limitation .. shall ha ve the meaning given to it in Sec1io n 5 hereto. (c) ·' A ffi l i ate· ' means . with respect t o any Person , any other Person that directly or indirectly controls, is controlled by, o r is under common control with, such Person , it be in g understood for purposes o f this detinition that ··control"' of a Per son mean s the p ower directly or indirectly eit h er to vote I 0 % or rnore of the stock having ordinary vo tin g pow e r for the e le c ti on of directors of such Person or direct or cause the direction of the management and policies of s u ch Per on whether hy contract or otherwise . (d) '' A uthori ze d Failure Shares" sha ll have th e meanin g g i ven to it in Section 1 2 hereto. (e) hereto. (f) " Authori zed Share A llocati o n " shall have th e meaning given to it in Sect i o n 12 ·'A uth orized Share fail ur e '· shn ll have the meani n g given to it in Section 12 hereto. (g) -- Busi11ess Da y" means any day except a11y Saturday, any Sunday. any day which is a federal legal holiday in the U n ited States or any day on which banking institutions in th e State

03:10:20 p.m. 10-20-2025 | 5
To: NV SOS Page: 05 of 31 2025-10-20 22:10:34 GMT From: Gilbert Bradshav
Docusign Envelope ID: 63BB7B22-7C12-4B93-9DC7-474F0F385EE3

of New York are authorized or required by law or other governmental action to close.

(h) "**Buy-In Price**" shall have the meaning given to it in Section 5 hereto.

(i) "**Certificate of Designation**" means this Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of the Corporation.

(j) "**Closing Sale Price**" means, for any security on any Trading Day, (i) the official closing price for such security on the Principal Market, as reported by Bloomberg or, if not available, as reported by OTC Markets Group Inc. (or any successor), or (ii) if no such trade price is available for that Trading Day, the fair market value of such security as determined in good faith by the Board of Directors of the Corporation.

(k) "**Common Stock**" means (i) the Corporation's shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(l) "**Common Stock Equivalents**" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(m) "**Conversion Amount**" shall have the meaning given to it in Section 5 hereto.

(n) "**Conversion Date**" shall have the meaning given to it in Section 5 hereto.

(o) "**Conversion Failure**" shall have the meaning given to it in Section 5 hereto.

(p) "**Conversion Notice**" shall have the meaning given to it in Section 5 hereto.

(q) "**Conversion Price**" shall have the meaning given to it in Section 5 hereto.

(r) "**Conversion Rate**" shall have the meaning given to it in Section 5 hereto.

(s) "**Convertible Securities**" means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(t) "**Corporate Event**" shall have the meaning given to it in Section 7 hereto.

(u) "**Corporation**" shall have the meaning given to it in the preamble hereto.

(v) "**Dispute Submission Deadline**" shall have the meaning given to it in Section 22 hereto.

(w) "**Distributions**" shall have the meaning given to it in Section 14 hereto.

(x) "**DTC**" shall have the meaning given to it in Section 5 hereto.

2

1 03 ,o 20 p . m 1 0 - 20 - 2025 I 6 I To: NV SOS Page : 06 of 31 2025 - 10 - 20 22 : 10:34 GMT Docusign Envelope ID . 63BB7822 - 7C12 - 4B93 - 9DC7 - 474F0F385EE3 From : Gilbert Bradshav (y) ' 'Excess Shares .. s h all have th e meaning give n to it in Section 5 hereto . (z) '' Floor Price " means 20 % of the Nasdaq minimum price . as s uch tennis defined by the rules of the Nasdaq Stock Market (Rule 5635 (d)( I )(A)) . subject t o proportional adjustment for any s tock s p l its, dividend s , combinations , r ecapita li zat ions , or similar events (o r s uch lower amount as p e rmitt ed , from time to time, by th e Principal M a r ket , subject 10 downward adjustments for share sp l its . share dividends , s hare co mbinations , recapitalizations or other s imil ar eve nts (fo r the avoidance of doubt . s hare splits . s hare dividends . share combinations, recapitalizations or other s imil ar events s h all not cause an adjustment to increa se the floor price) . (aa) " Fundamenta] Transaction" shall have the meaning given to it in Section 7 . (bb) "Holder"' or "Holders·· mean s a holder of Series B S h ares. (cc) Holder hereof. " Initi a l Issuance Date " m eans th e date the first s hare of Se rie s B is i ss ued to any (dd) ''Junior S to ck " shall have the meanin g given to it in Sectjon 3 hereto. (ee) '' Liquidation Event" mean s , whether in a s in gle transaction or series of transactions, the voluntary or in vo luntary liquidation, dis so l ution or winding up of the Corporation o r s u< .: h Subsiuiarics th< .: assets ufwbich < .: onslilutc : all or s ubslanlially all urlhe assets of the business of the Corporation and it s Subsidiaries, taken as a whole . (ff) "Liquidation .Fu nds " shall have the meaning given to it m Section J 3 hereto. (gg) " Max i mum Percentage " s hall have th e meaning given to it in Section 5 hereto. (hh) "NRS" means Nevada Revised Statutes . (ii) · ' Options '' means any rights, warrants o r options to s ub scribe for or pur c has e s hare s of Common Srock or Conve 11 ible Securities . (jj) " . Parity Stock'" shall have the meaning given t o it in Section 3 heret o . (kk) "Person" means an indi vidua l , a l im it e d liability company, a partner s hip , a joint vent ure , a corporation . a rru st, an unincorporated organization, any other entity or a government or any department or agency thereof . (II) " Principal Market " means the primary market on which the Common Stock is then listed or quoted for trading , including, without limitation , The New York Stock Exchange . tbe NYSE American . the Nasdaq Global Select Market , the Nasdaq Global Market , the Nasdaq Capital Market , OTCPink . OTCQR or OTCQX and any successor markets th ereto . (mm ) ·'Purchase Rights ' · s hall have the meaning given to it in Sect . ion 7 hereto . (nn) ' · Register " shall have the meaning given to it in Section 5 her e to .

03:10:20 p.m. 10-20-2025 | 7
To: NV SOS Page: 07 of 31 2025-10-20 22:10:34 GMT From: Gilbert Bradshaw
Docusign Envelope ID: 63BB7B22-7C12-4B93-9DC7-474F0F385EE3

(oo) "**Registered Series B**" shall have the meaning given to it in Section 5 hereto.

(pp) "**Reported Outstanding Share Number**" shall have the meaning given to it in Section 5 hereto.

(qq) "**Required Dispute Documentation**" shall have the meaning given to it in Section 22 hereto.

(rr) "**Required Reserve Amount**" shall have the meaning given to it in Section 12 hereto.

(ss) "**SEC**" means the Securities and Exchange Commission or the successor thereto.

(tt) "**Securities Purchase Agreements**" means those certain Securities Purchase Agreements by and among the Corporation and the holders of Series B, effective as of the Initial Issuance Date, as may be amended from time in accordance with the terms thereof.

(uu) "**Series B**" shall have the meaning given to it in Section 2 hereto.

(vv) "**Series B Share**" or **Series B Shares**" shall have the meaning given to it in the preamble.

(ww) "**Series B Certificates**" shall have the meaning given to it in Section 5 hereto.

(xx) "**Share Delivery Deadline**" shall have the meaning given to it in Section 5 hereto.

(yy) "**Shareholder Approval**" means such approval as is required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the issuance of all of the shares of Common Stock issuable or potentially issuable in the future upon conversion of the Series B.

(zz) "**Stated Value**" shall mean $1,000 per share of Series B, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Series B (including any adjustment for a Triggering Event).

(aaa) "**Subsidiary**" when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise) or (B) such Person or any subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company.

(bbb) "**Trading Day**" means any day on which the Common Stock is eligible to be traded on the Principal Market or securities market on which the Common Stock is then traded.

(ccc) "**Transaction Documents**" means the Securities Purchase Agreements and this Certificate of Designation, and each of the other agreements and instruments entered into or delivered by the Corporation in connection with the transactions contemplated by the Securities

4

I 03 , 10 : 2op . m ,o . - 20 - 202s I s I 5 To : NV SOS Page:08 of31 2025 - 1 0 - 20 22 : 10 : 34 GMT Docusign Envelope ID . 63BB7B22 - 7C12 - 4B93 - 9DC7 - 474F0F385EE3 From : Gilbert Bradsha � Pur chase Agreements, all as may be amended from time to rime in accordance wi th the terms thereof. (ddd) ' 'Tra n sfer Age n t '· means Vstock Transfer . (eee) ·'T riggering Eve nt " sha ll have the meaning give n t o it in Section 6 hereto. (fff) " T ri gge ,;ng Event Conversion Pric e " s hall have the meaning given to it in Section 6 hereto. 2. Designation and Number of Shares . There shall hereby be created and estab li s hed a series of preferred s tock of th e Co rp orntion d es ignated as "Series B Convertible PrefeiT e d Stock"' (the ··Ser ie s B" ') . Th e a ulh urizeu numbc : r of Series B shares s hall be 15 , 000 ) sharc : s . Eat : 11 sliare uf Series B sha ll ha vt : a par va lu e of $ 0 . 00 I and Stated Value equal to $ 1 , 000 . subject to adjustme nt as set forth herein . 3. Ranking . The Ser i es B shall rank (i) senior r . o all of the Common Stock ; (ii) se nior to any cla< ; s or se ries of carital stock of th e C : orro r ation hereaft er created s pecifi cally rankin g hy its terms junio r to any Ser i es B (' ' . Jun i or Sec uriti es ' ') ; a nd (iii) with any c l ass or se ries of cap ital stoc k of the Corpora ti on expressly designated (with Series B Holder approval as required by Section I 5 (a)) to rank on parity with the Series B (" Pari ty Sec uritie s'" ) . Subject to any superior liquidation rights of the hold e r s of any Senior Seculities of the Corporation and the rigbrs of the Corpo r ation·s existing and futw·e creditors . upon any liquidation , dissolution or winding - up of the Corpo r ation, whether voluntary or involuntary (a '' Liquidation "') , each I I older shall be ent itl ed to be p aid o ut of the assets of the Corporation legally available for distribution to stockholders, prior and in preference to any di s tribution of any of t be assets or s urplus funds of the Corpora ti on to the holder s of th e Common Stock and Junior Secur iti es and pari pass 11 wit h any distribution to the holders of Parity Secu riti es, an amount equal to the Stated Value tor each share of Series B h e ld by suc h H olde r and a n amount equal ro any accmed and unpaid dividend s thereon , and th e r eafte r the Holders shall be ent i tled to r eceive out of the assets, whether capital or sw - plus, of t h e Corporation th e sa me amount that a holder of Common Stock woul d receive if the Series B were fu l ly converted (disregarding for s uch purpo ses any conversion limitation s hereunder) to Common Stock w hi ch amounts s hall be paid pari passu with all ho l der s of Co mmon Stock . Th e Co rporation shall mail w ritt en notice of any suc h Liquidation , not Jes s than s ixty (60) days prior to the paym e nt date s tated there i n . to eac h H older . 4. Dividends and Conversio n . (a) [Reserved] (b) Participating Di videntls . If the Corpora t ion, al any Lime whilt : any sh are s or Series B are outstanding . pays a d i vidend or distribution (o ther than one payable in shares of Common Stock or in Common S to c k Equivalents) on shares ofConm 10 n Stock, Holder s as of the record dat e for s uch dividend or di str ibution on Common Stock s hall b e entitled to recei ve at th e sa me lime as s u ch payment o n Common Stock, and the Corporation shall pay , a dividend or distribution on each share of Series B equal to th e per - share amow 1 t of the divide nd or di stribution on Commo n Stock multiplied by the trnn 1 ber of s hares of Co mmon Stock into which s uch s hare of Series B was (on s uch record date) convert i ble {without regard to any limitation s on conversion . including without limitation t h e Beneficial Ownership Limitation) . Such di v idend or distribution on Series B shall be paid in th e s ame form as the dividend o r distribution on Common Stock . The Ser i es B s hall not otherwise have any right s to dividends . The fair market va l ue of any dividend or distribution to which a share of Series B has become entitled pursuant to this Sec tion 4 (b) but which has not yet been paid sha ll , until such dividend o r distribution has been paid on s uch share of Series 13 , be

I 03 : 10 20 p . m 10 - 20 - 202s I 9 1 6 To : NV SOS Page: 09 of 31 2025 - 10 - 20 22 : 10 : 34 GMT Docusign Envelope ID . 63BB7B22 - 7C12 - 4B93 - 9DC7 - 474F0F385EE3 added to the Stated Value of such share of Series B . 5. Conversion . Each share of Series B shall be convel 1 ibl e immediately upon issuance . at tl 1 e option of the Holder, at any time and from time to time . into validly issued, fully paid and non - assessable shares of Common Stock in accordance with this Section 5 ; provided, however, that unless and until the Corporation obtains Stockholder Approval, t 11 e Holder shall not be entitled to convert a n y shares of Series B to the extent that , after giving effect 10 such conversion, the H o ld e r (together with its affiliates and any other persons whose beneficial ownership would be aggregated for purposes of Nasdaq Listing Rule 5635 (d)or any similar rule of any other Principal Market on which the Common Stock js then listed or quoted fortrading) would beneficially own in excess of 19 . 99 % of the outstanding shares of Common Stock (t h e " 19 . 99 % Ownership Limitation .. ) . (a) H older ' s Conversion Right. Subject to the provisions of Section S(d) and if Shareholder Approval is required by the rules and regulations of the PriJ1cipal Trading Market, following receipt uf such Shareholder Approval , al any tin1e ur limes on or afler the Initia l lssuam;e Date, each Holder shall be ent itl ed to conve11 a n y portion of the outstanding Series B held by such Holder into validly issued, fully paid and non - assessable s har es of Common Stock in accordance with Section S(c) at the Conversion Rate. The Corporation s h a ll not issue any fraction of a share of Common Stock upon any co n ve r s i on. Jr lhe issuance would result in the issuance of a fraction of a share of Common Slol:k., the Corporation shall, in its suit: disaelion , round such frat.:Liun ofa share of Common Stock up to the nearest whole share or pay to the Holder a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price. The Corporation shall pay any and all transfer , stamp, issuance and simtlar taxes, costs and expenses (including fees and expenses of the Transfer Agent that may be payable with respect to the issuance and delivery of Common Stock upon co n ve r s i o n of any Conversion Amount; provided that the Corporation shall not he required to pay any tax !'hat may be payable in re.<;pect of any transfer in volved in the issuance and delivery of any such conversion shares upon conversion in a name other than that of the H o ld e r or such shares of Series B and the Corpora ti on sha ll nol be required to issue or deliver such conversion shares to such transferee unless or until the Person or Persons requesting the issuance thereof s h a ll have paid to the Corporation the amoum of such tax or s hall have established to the satisfaction of the Corporation that such tax ha s been paid . (b) Conv � rniQn R � . The number of shares of Common Stock issuable upon co n ve r sio n of any share of Series B pursuant to Section 5(a) shall be determined by dividing (x) the Conversion Amount of such share of Series B by (y) the Conversion Price (the ··conversion Rat e .. ) ; (i) " Conversio n Amount'' means . with respect t o eac h share of Series B . as of the applicable <late of determination, the sum of the Stated Value at issue . (ii) " Conversion Price " means, with respect to each share of Series B, as of any Conversion Date or other date of determination . 85 % of the lowest daily vo lum e weighted average price of the Common Stock for any of the ten (10) Trading Days immediately prior to the s ubje c t Conversion Date or other date of determination, subject to adjustment os provided herein, but in no event shall the Conversion Price be less than the Floor Price . (c) Mechanics of Conversiou. Th e conversion of each share of Series B shall be conducted in the following manner: (i) (1) Optional Conversion. To convert a share of Series B into shares of From : Gilbert Bradsha �

I o3 · 10 . 2op m 10 - 20 - 202s I ,o I To : NVSOS Page : 10of31 2025 - 10 - 2022 : 10 : 34GMT Docusign Envelope ID . 638B7B22•7C12 - 4B93 - 9DC7 - 474F0F385EE3 7 From : Gilbert Bradsha11 Common Stock at any tim e and from time to time from and after the Initial I ssuance Date (a "Co nv e rsi o n D ate'') , a H older shall deliver . via electron i c mail or otherwise , fo r receipt o n or prior to 11 :59 p.m. , Eastern time , on such date, a copy of an executed notice of conve r sion of the sha r e(s) of Series B subject to such conve r sion in the form attached hereto as Ex hibit I (the " Conversion Notice ' ') to the Corpora ti on . If required by Section 5( c)(iii), within three Trading Days following a conversion of any suc h Ser i es B as aforesaid, such Holder shall surrender to a nationally r ecogn i zed overnight delivery se r vice for d e livery to the Corporation the original certificates representing the Series B ( th e · ' Series 8 Ce rtific ates") so converted as aforesaid (or an indemnification undertaking with respect to th e Series B in the case of its l oss, theft or de s truction as contemplated by Sect i on 1 6). On o r before the first Trading Day follow in g the date of receipt of a Conversion No ti ce, the Corporation shall transmit by electro nic mail an ack no w l edgment of confinnation. in the form attached h e reto as Ex hibit IL of receipt of such Conven,iou Nolit:e Lu s ud1 H okie r anti the Curpuratiun ' s Transfer Agent, whid1 cunfinnaLion sha ll constitute an instruction to the Transfer Agent to process such Conve r s ion Notice in acco rdan ce with the te rm s herein. On or before the second Trncling Day following the date of receipt of a Conversion Notice (or s u ch earlier date as required pursuant to the I 934 Ac t o r o ther applicable la w, rule, or regulation, inclu<ling the rule s of the Principal Market or other customary appli<.:able polit:y fort.he si::ttlt:ment ora lrade initialeu on lhe applit:abk Conversion Date of suc h shares of Common Stock issuable pursuant to such Co n version Notice ) (the "S har e Delivery Deadline "), the Co rp orut ion s hall ( I) provided that the Transfer Agent is participating in The Depository Trust Corporation 's ("' OTC '" ) Fast Automated Securities Transfer Program , credit such aggrega t e numb er of shares of Common Stock to w hi ch such Holder sha ll be e ntitled to such Holder 's or its designee·s balance account wilh DTC through its Deposit / Withdrawal at Custodian system. or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Pr ogram, issue and deliver ( via reputable overnight co uri er) to th e address as specified in suc h Conve r sio n Notice, a certificate, registered in t he name of s uch H older or i ts designee , for the number of shares of Common Stock to whic h s u ch H older sha ll be emitled . J f the number of Series B represented by th e Series B Certificate(s) suhmi11ed for conversion pursuant 10 Sect i on S(c)(i) is greater than the number of Series D being converted , then the Corporation shall , as soon as practicable and i n no event later than two Tradin g Oa ys after receipt of the Series 13 Certificate(s) and at its own expense, i ss ue an<l deliver to s uch H older (or its de s ignee) a new Series B Certificate (in accordance with Sec1ion 1 6( d )) represeming the number of Se ri es B not convened. Th e Person or Persons entit l ed to receive the shares of Common Stock issuahle upon a conversion of Ser i es B s h all be treated for all purposes as the r ecord holder or holders of such s hares of Common Stock on the Conversion Date. (ii) Corporatio n 's Failure ro Timely Convert . lfth e Corporation shall fail, for a n y reason or for no rea so n , on or prior to 1 he llpplicable Share D el i very n eadline , to i ss u e t n such H older a certificate for the number of shares of Couunon Stock to wh i ch s u c h Holder is entitled and register such s hares of Com mon Stock on the Corporation's s har e register or to credit s uch H older ' s or it s designee 's balance account with OTC fo r s uch numb er of s hares of Common Stock to which suc h Holder i s entit l ed upon such Holder·s conver s ion of any Conversion Amount (as the case may be) (a "C( mversion Failure " ) . then , in addition to all other remedies available to sucb H o ld er . (X) the Corporatio n shaJ I pay in cash, as pa 1 tial li quid ated damages and not as a p enalty . to suc h Holder on each day after the S h are D e liv ery Deadline a nd during s uch Convers i on Fai . lur e an amount equal to J 20 % of the product of (A) the s um of the number of shares of Common Srock not issued to such Holder o n o r prior to the Share Delivery Deadline and t o which such Holder i s entitled , multiplied by (B) the c lo sing price of 1 h e Common Slock on th e applicable Conversion Date and ending on the applicab l e Share Del ivery Deadline, and (Y) such Holder , upon written notic e to the Corporation, may

! 03 : 1D : 2Dp . m 10 - 20 - 2025 I 11 ! To : NV SOS Page : 11 of31 2025 - 10 - 20 22 : 10 : 34 GMT Docusign Envelope ID . 63BB7B22 - 7C12 - 4B93 - 9DC7 - 474F0F385EE3 From : Gilbert Bradsha � void its Co nversion Notice with respect to , and retain or have returned, as rhe case may be. all. or any portion. of s 11 cb Series 8 that ha s not been co nverted p11rswmt to s u ch C onve r sion Notice; provided that the voiding of a Conversion Notice sha ll not affect the Corporation's obligarions to make any payments which have accrued prior to th e date of suc h notice pursuant to thi s Section S(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline the Transfer Agent is not participating in the OTC Fast Automated Securities Tran s fer Program , the Corporation s h all fail to issue and deli ve r to suc h Holder (or its designee) a cert ificate and register such s har es of Common Stock on the Corporation ' s share register or. if the Transfer Agent is pa11icipating in the OTC Fast Automated Securities Transfer Program. the Transfer / \ gent s hall fail t o credit the balance account of s uch Holder or such Holder's d es ignee with OTC for the number of s h ares of Co mmon Stock to which suc h Holder is e ntitl ed upon such Holder·s exercise h ereun d e r or pursuant to the Cor p oration ' s obligation pursuant lu claust: (II) bdow and if uu or after such Share Delivery Dea<lline s ud1 Hokier purchases (in an open market transaction or otherwise) sha res of Common Stock to d el iver in satisfaction of a s ale by s uch Holder of nil or any portion of the number of s hare s of Common Stock, or a sa le of a nwnber of shares of Co m mon Srock equal to all or any p ort ion of the number of shares of Common Stock , is s u able upon such conversion that s u c h Holder so i s entitle<.! to ret:ei vt: from the Corporation, then , inaddition Lu all olht:r rt:medit:s available to s u t:h Holder, the Corporation shall. withfo two) Trading Days after receipt of suc h H olde r ' s request and in su ch Holder 's discretion, either: (I) puy ca s h to s uch H older in an amount equal to s uch Holder" s total purchas e pr i ce (including brokerage coinmissions and other out - of - pocket expe n ses . if any) for the s hares of Common Stock so r,urcha sed (inclucling by any other Person in r es pect , or on behalf, of suc h Holder) (the · ' Buy - Jn Pric e "). at which point the Corporarion ·s obligation to so i ssu e and deliver such certificate o r cre dit s uch Holder 's balance account with OTC for the number of s har es of Co mmon Stock to which s uch Holder is e nti t l ed upon s u ch Hold er ' s conversion her e u nder (a s the case may be) (and to issue such shares of Co mmon Stock ) s hall tenninate , or ( II ) promptly honor it s obligation to so issue and deli ve r to such Holder a certificate or ce rtificate s repre se nting such s hares of Common Stock or credit s uch Holder 's balance account with OTC for th e numher of s har es of Common Stock t.o which s uch llolder i s entitled upon s uch lloldcr's conversion hereunder (as the case may be) and pay cash to s u ch Holder in an amoun t equal to the excess (if any) of the Huy - In Price over the product of (x) s uch number of shares of Common Stock to w h ich such Holder is entitled multiplied by (y) the lowest Closing Sale Pri ce of th e Common Stock on any Trading Day during the period co mmen c in g on the date of the ar, plicahle Conversion Notice and endi n g on th e date of such issuance and payment under thi s clause (ii). (iii) Regi st ration ; Book - E ntry . The Corporation shall maintain a register (the " R egiste r ") for the recordation of the names and addresses of the Holders of each s hare of Series B and the Stated V :: i lue of the Series R (the " R eg ister e d Series R ") . Th e e ntri es in th e Regi s t e r sha ll be co n c lu s i ve and bindiJ 1 g for all purpo ses absent manifest error . The Corporation and each Holder of the Series B s hall treat each Person whose name is recorded in the R eg i ste r as the owner of a share of Series B for nil purposes (including th e right to receive payments and dividend s hereunder) notwith s tanding notice to the comra 1 y . A registered share of Series B may be assigned, transf e rred or so ld only by reg is tration of s uch assignmen t or sa le oo the Register . Upon its receipt of a written request to assign, tran sfer or se ll one or more Regi ste red Se r ies B by s u ch H o ld er thereof . the Co rporati o n s hall rec o rd the information contnined therein in the Regi ste r nnd i ss ue one or more ne w shnres of Series B in the sa m e aggregate Stated Va l ue as the Stated Value of the surrendered Series B to the de s ignated assignee or transferee pursuant to Section J 7 . pro v id e d that if the Corporation doe s not so record an assignment, transfer or sa le (as the case ma y b e) of such Series B shares within t wo Trading Days of such a r equest then the Register shall be automaticaUy deemed updated to

I 03 . 10 : 20 pm . 10 - 20 - 202S ! 12 I 9 To: NV SOS Page : 12 of 31 2025 - 10 - 20 22:10 : 34 GMT Docusign Envelope ID . 63887822 - 7C12 - 4893 - 9DC7 - 474F0F385EE3 From : Gilbert Bradsha � reflect such assigmnent, transfer or sa l e (as the case may be) . Not \ . vithstanding anything to the contrnry set forth in this Section , following conversion of any Series B in accordance with the teims hereof, the applicable II older shall not be required to physically sun - ende r such Series B Certificate to the Corporation unless (A) t · h e full or remaining number of Series 8 shares represented by the applicable Series B Certificate are being converted (in which event such certificate(s) shall be delivered to the Corporation as contemplated by this Section 5 (c)(iii)) or (B) such Holder has provided the Corporation with prior written notice (wh i ch notice may be included in a Conversion Notice) requesting reissuance of Series B upon physical suiTender of the applicable Series 8 Certificate . Each Holder and the Corporation shall maintain records showing the Stated Value ood dividends converted and/or paid (as the case may be) and the dates of such conversions and / or payments tas the case may be) or shall use suc h other m e thod , reasonably satisfactory to suc h Holder and the Corporation, so as nor to require physical surrem . ler of a Serit : s B C 1 :: r 1 ificate upu 11 cunvt : rsiuu . If l h e Corporation does nut update the Register to record sucb Stated Value and dividends converted and/or paid (as the case may be) and lhe dates of such conversions and / or payments (as the case may be) within two Trading Days of s u c h occurrence, then the R egiste r shall be automatically deemed updated to reflect such occu 1 Tence . 1 n the event of any dispute or discrepancy, such records of suc h Holder es t ablishing lht : number of Series B to which the n : 1 .: onl hokier is entitlt : d shall be 1 .: unlrolling and determinative in the absence of manifest error . A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph , following conversion of any Series B, the number of Series B represented by such certificate may be less than the number of Series B stated on the face thereof . Each Series B Certificate shall bear the following legend : ANY TRANSFEREE OR ASSIGNEE OF THJS CERTIFICATE SHOULD CARE F ULLY REVIEW THE TERMS OF THE CORPORATION'S CE RT IFlCATE OF DESIGNATIONS RELATING TO TH £ SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CER Tlfl CATE . TJIG NUM 0 ER or - SIJARES or - SERIES I 3 CONVERTll 3 LE PR . crbRRED STOCK R . EPRl ::: SENTJ ::: D BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK STATED ON THF . FACE HF . RF . OF (iv) Pro Raia Conversion : Disputes . In the event that the Corporation receives a Conversion Notice from more than one 1 : - - lolder for the same Conversion Date and the Corporation can co n ve rt some, but not all, of such Series B submined for conversion, the Corporation shall converr· from each Holder e l ecting to have Series R converted on such date a pro rata amount of such H older ' s Series B submitted for conversion on such date based on the number of Se 1 ies B submitted for conversion on such date by such Holder relative to the aggregate number of Series B submitted for conversion on s u ch date . ln the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Series B , the Corporation shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22 . (d) Limitation on Beneficial Ownership . The Corporation s hall not effect the conversion of any of the Series B held by a H older , and such Holder shall not have the right to convert any of the Series B held by such Holder pursuant to the terms and condit i ons of this Ce 1 tificate of Designation and any such conversion shall be uull and void and treated as if never made , to th e extent that after giving effect to such conversion, such Holder (together with s u ch

I 03 : 10 . 2op m . 10 - 20 - 202s I n I 10 To : NV SOS Page : 13 of 31 2025 - 10 - 20 22 : 10 : 34 GMT Docusign Envelope ID. 63BB7B22 - 7C12 - 4B93 - 9DC7 - 474F0F365EE3 From : Gilbert Bradshav Hold er·s Affiliates) would beneficially own in excess of 4 . 99% (the ··Maxim um Percentage '') of the sha r es of Common Stoc k outstandi n g immediately after g i ving effec t to such co n vers i on (which provision may be increased to a maximum of 9 . 99 % by suc h H o ld er by wrirten notice from . s u ch H o ld er to the Corporation, which notice s h all be effective 61 calendar days after the date of such notice) . For purposes of the foregoing sentence, the aggregate number of s har es o f Com m on Stock beneficially owned by such H older sha ll include the number of s hare s of Co mm on Stock h e ld by such Holder plus th e numb e r of shares of Common Stock issuable upon convers i on of the Series B with respect t o which th e detennination of such sente n ce is being made, but sha ll exclude shares of Common Stock which would be issuable upon (A) conversion of the remain in g, nonconve 1 ted Series B beneficially owned by suc h Holder and (B) exercise or co n version of the unexerci se d or nonconverted portion of any other securities of the Corporation (including a n y Convertib l e Secu 1 ities and Options) beneficially owned by such H older subject to a limitation on conversion or exercis 1 : analogous Lo tb � limit at i on wnla im : d in this Se 1 .: Liou 5 (u) . Fur pmposes of this Sect i on S(d), beneficial ownership shall be calcu l ated in accordance with Section 13 ( d) of the I 934 Act and the rules t h e(eunder . F or purpose s of determining the numb er of outstan din g shares of Co mm on Stock a Hold er may acqu ir e upon the conversion of suc h Series B without exceed in g the Maximum Percentage , such H older may rely on the number of outstanding shares of Common Stock as rt : Ot : cle<l in (x . ) th � Cor p oratioo·s most n :: 1 .: enl Annual R epon on Funn 1 0 - K , Quarterly R eport on Form I 0 - Q , C urrent Report on Form 8 - K or other pub l ic filing with the SEC, as the case m ay b e, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corpo r ation or the Transfer Agen t , if a n y, setting forth the number of shares of Common Stock outs t anding (the " Reported Outstanding S h are N umber "). Notw i thstanding the preceding , the H o ld er may r ely on the Transfer Agent·s records if the Reported Oursranding Share Nw1 1b er is different than what the Cor p oration rep orts. I f the Corpora ti on r eceives a Convers i on Notice from a H older at a time when the actual number of o ut sta ndin g s h ares of Common Stock is le ss than the Reported Outstanding Share N umb e r , the Co rpora tion shall notify such H ol der in writing of the number of shares of Co mm on Stock then outsta ndin g and. to the extent that such Conve r s i on Notice wou ld ot h e1wise cause suc h H older·s beneficial ownership, as derermined pursuant to this Section 5(d), to exceed the Maximum P ercentage, s u ch Holder must notify the Co rporation of a r e duced number of shares of Commo n Stock to be purchased pursuant to such Conve r sion Notice. for any reason at a n y time , upon the w rit ten or oral reque st of any H ol d er, the Corporation shall wit hin one Trading Day confirm o raJl y and in writing or by electronic mail to such H older the number of shares of Common Stock t h en outstanding. ln any case, the number of outstanding s hares of Common Stock sha ll he d eter mined after giving effect to the convers i on or exe rcise of securities of the Corpo rati on, including s u ch Series B, by such H o ld er since the date as of whic h the Reported Outstand ing S har e Number was r eported. In the event that the issuance of shares of Common Stock to a H o ld er upon conve r s ion of s uch Series B result s in s uch H older being deemed l o beneficially own, in the aggrega t e, more than the Maximum Percentage of the number of outsta ndin g shares of Common Stock (as determined under Section I 3(d) of the 1934 Act) , lh e number of shares so i ssued by which such Hold er ' s beneficial ownership exceeds the Maximum P ercentage (the " Excess S har es ") shall be deemed null and vo id and sha ll be ca ncelled ab initio, and such Holder shal l not ha ve the power to vote or to transfer tbe Excess Shares. For purpo ses of clarity, the shares of Common Stock issuable to a Holder pmsuant to the terms of thi s Ce rtificat e of Designation in excess of the Maximum P ercentage sha ll not be deemed to be benefic i ally owned by suc h Holder for any purpose including for p urpo ses of Section 1 3(d) or Ruic I 6a - J (a) ( I) of the I 934 Act. No prior inability t o convert such Serie s B pursuant to this pa ragraph s hall have any effect on the appl i cabili t y of the provi s ion s of th is paragraph with respect t o any subsequent determination of convertibi lit y. The provisions of this paragraph shal l be co n strued and imp l emented in a manner otherwise than in s tri ct confor mit y wi th the term s of this Sect i on S(d) to th e extent nec ess ary to correct this paragraph ( or a n y portion of !h i s p aragraph) which may be defective or inconsistent wit h the intend e d b eneficial ow n ership l imitation contained in this Section S(d) or to make changes

03 10 : 20 p . m . l 0 - 20 - 2025 I 14 I To : NV SOS Page : 14 of31 2025 - 10 - 20 22 : 10 : 34 GMT Docusign Enveloµe ID . 63BB7822 - 7C12 - 4893 - 9DC7 - 474FOF385EE3 From : Gilbert Bradshav or supplements necessary or desirable to properly give effect to such limitation . The provisions of this Section S(d) shall be of no further force or effect if tbe Holder participates in a subsequent transaction with the Corporation which results in the Holder beneficially owning in excess of 4 . 99 ¾ of the number of shares of the Common Stock outstanding which shall include securities co n ve rt i bl e into Common Stock which do not contain a beneficial ownership limitation . To ensure compliance with this restriction, each Holder wiJI be deemed to represent to the Corporation each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth i n this Section 5 (d) and the Corporation shaJI h a ve no obligation t . o verify or confim 1 the accuracy of such determ i n at i o n . The limitations contained in this Section 5 (d) s hall apply to a successor holder of Series 8 . (e) Triggering Event C onv e r sion . Subject to Section S(d), at any time during the periu<l commern ; i ng on the date of Lite 01 .: cwTen 1 .: e of a Triggering Event amt en<ling on the date of the cure of such Triggering Event, a Holder may . at such Holder 's option . by delivery of a Conversion Notice to the Corporation to convert all, or any number of Series B into shares of Common Stock at the Triggering Event Conversion Price ... Triggering Event Conversion Pr i ce " means, the l esse r of (i) the Conversion Price, and (ii) 75 % of the lowest daily volume weighted averagt : price of lhe Common Stock for a n y of the Len Tra<ling Day : s prior to Jate of Lhe Conve :: rsion Notice ; provided that the Triggering Event Conversion Price under this Section 5 (e)(ii) shall be subject to Shareholder Approval and in no event may be lower than the Floor Price . (t) Shareholder Approval . A H ol d er s h all not convert any Series B Shares into shares of Common Swck which would resulr in the Holder beneficially owning in excess of 19 . 99 % of the issued and outstanding shares of Common Stock of the Company until the Company has obtained the Shareholder Approval to the issuance of t h e Conversion Amount due to the aggregate number of shares of Common Stock issued after giving effect to the issuance of the Conversion Amount issuable upon conversion of the Series B exceeding 1 9 . 99 % of all shares of Common Stock issued and outstanding on the initial Issuance Dare, subject to pro r ata adjustment in connection with any stock splits, stock dividends, or similar changes to the Co mp any ' s ca p it a li zat i o n after the Initial I ss uan ce Date . 6. Triggering Eve n t s . (a) Evc n f ' : Triggering Event. F.ach of the following event<. i; h al l constitute a ·· Tri gge ri ng (i) the Corporation does not meet the current public informat i on requirements under R uJe 144 in respect of the shares of Common Stock issuable upon conversion of the Series R ; ( ii) of the 1934 Act: the Corporation ceases to be s ubj ect to the periodic reporting pro v i sio n s (iii) the s u s p e n sio n from trading or failure of the Common Stock to be trading or listed (as applicable) on a Principal Market for a period of IO consecutive Trading Days, provided, however . that this clause (iii) shall only apply following the Corporation's receipt of formal approval for listing on a Principal Market and after the Common Stock hos commenced trading on such Principal Market for at least one (1) Trading Day ; (iv) the Corpora t i on 's written notice to any holder of Series B , i . ncluding, without limitation , by way of public announcement or through any of its agents . at any time . I I

1 o3 10 : 2 0 p . m . 10 - 2 0 - 202s I ,s I 1 2 To: NV SOS Page : 15 of31 2025 - 10 - 20 22 : 10 : 34 GMT Docuslgn Envelope ID . 63B87822 - 7C12 - 4B93 - 9DC7 - 474F0F385EE3 From : Gilbert Bradshav of its intention not to comply . as r eq uir ed, wi th a request for conversion of any Series B inro shares of Common S to c k that is requested i . n accordance with the provisions of this Certificate of D es ign a ti o n , other than pursuant to Section 5 ( d) hereof : (v) at a n y time following the I 0 th consecutive day that a H o lder 's Authorized Share Allocation is less than 200 % of the number of shares of Common Stock that s u c h Holder would b e entitled to receive upon a conversio n , in full , of a ll of the Series B th e n held by uch Holder (without r ega rd t o any limitations on conversion set forth in this Ce r tificate of Designation) : (vi) the Corporation's failure to pay to aoy H o lder any dividend on a Dividend Payment Date or any other amount when and as due under this Certificate of Desig 11 ation . or any other Tran � adiun Dm .: u 111 en 1 , except . in the cGtse of a failure tu pay dividemh u 11 the Dividend Payment Date, only if such failure remains uncured for a period of at least 10 consecutive Trading Days ; (vii) the Corporation either (A) fai l s to cure a Conversion Failure by delivery uf the requirt!d number of shares of Commun Stm .: k within lwu Trading O 1 : 1 ys after Lhe applicable Conversion Date on two or more occasions or (B) fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to s u c h Holder upon conversion of aoy Series B or as and when required by this Certificate of Desigriation unless otherwise then prohibited by applicable federal securities law s , and any such failure 10 remove the legend remains uncured for at least ten consecutive Trading Days ; (viii) bankruptcy, insolvency, reorganization or l i quidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any Subsidiary which s h a ll not be di s mi sse d within 60 days of their injti a ti o n ; (ix) the commencement by the Corporation or any Subsidiary of a voluntary case or proceeding under any applicable federal , state or foreign bankruptcy . insolvency . reorganization or other similar law or of any other case or proceeding to be adjudicated a bankntpt or in so l ve nt , or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Co r poration or any Subsidiary in an involumary case or proceeding uncler any applicable fede r a l , state or foreign hanknrptcy, i n solvency , reorganization or other s imi l ar l aw or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by 1 l of a petition or answer or consent seeking reorganization or relief under any applicable federal, s t a t e or foreign law, or the consent by it to the filing of such petition or to the appoinrment of or taking possession by a custodian, receiv e r , liquid a tor , a ss ign ee , tru s tee , sequesl'rator or other similar official of the Corporation or any Subsidiary or of any substantial pat 1 of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occu r rence of any other sirrrilar federal, state or foreign proceeding . the taking of corporate action by the Corporatjon or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal . state or foreign law ; (x) the entry by a court of (i) a decree . order, judgment o r other s imil a r document in respect of the Corporation or any Subsidiary of an involuntary case or proceeding under a n y applicable federal , state or foreig 11 bankruptcy, in so l ve ncy , r eo r ga ni za ti o n or other silllilar law or (ii) a decree . order, judgment or other s imil ar document adjudging the Co rporati o n or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition

I 03 · 1 0 : 2op m 10 - 20 - 2025 i 16 I 11 To: NV SOS Page : 16 of 31 2025 - 10 - 20 22 ; 10 : 34 GMT Docusign Envelope ID . 63BB7B22 - 7C12 - 4B93 - 9DC7 - 474F0F385EE3 From : Gilbert Bradshav seeking li quidation , re org anization , arrangement, adjustment or composition of or in respect of the Corporation o r any Subsidiary under any applicable federal, sti : ite or fore i gn law or (iii) a decree, order,judgment (but only such judgments in an amount of $ 1 , 000 , 000 or more) or other similar document appointing a c u s t odian, receiver, liqt 1 idator , ass i gnee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any s ub s tantial part of its property, or orde rin g the winding up or l iquid at ion of its affairs : (x_i) a final judgmen t or judgments for the payment of money in excess of $ l . 000 , 000 are rendered against the Co 1 vorat i on and/or any of its S u b si diari es a n d which judgments are not , wiU 1 in IO days after the entry thereof, bonded, di sc harg ed, settled or stayed pending appeal, or are not discharged w i thin thirty 30 days after the ex p i r at i o n of such stay ; (xii) other than as spt : cifo .: ally st : l forth in anolher clau : st : or Section 6 (a), tht : Corporation or any Subsidiary breaches any representation or war r anty in any material respect (other than r e pre se nt a ti o n s or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction D oc um e nt , except, in the case of a breach of a covenant or other term or condition that is curable . only if such bn : a 1 : h remains um ; un : d for a period ur five cunserntive Trading Days : (xiii) faili n g to comply in any material respect with the reporting requirements of the 1934 Act (including, but not limited to, becoming d elinq u e nt in its filings); (xiv) prov i din g material non - public infonnation lo a Holder o f Series B without their prior writte n consent; (xv) any change in t h e Corporation's Transfer Agent without providing at least ten (I 0) days prior notice to rhe Holder of Series B: (xvi) a false or inaccurate certification (including a false or inaccurate deemed certification) by t h e Corporation as to whet h e r any Triggering Event has occurred; or (xvii) the Corporation fails to obtain Shareholder Approval on or before the date that is ninety (90) calendar days after the I niti a l l s1; u a n ce D ate . (b) Notice of a Triggering Event . Upon the occt 11 Tence of a Triggering Even t , the Corporation s ha ll within three Trad i n g Days deliver written notice thereof via facsimile . electronic mail or overnight courier (with next day delivery spec i fi ed) to each Holder . 7. Rights Upon rssuance of Purchase Rights and Other Corporate Events. (a) Pu . rchase Rights . l n ad d i tion to any adjm,tments pursuant to Sect i o n s 8 and 9 below, if at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to pur c h ase stock . wammts , secu riti es or other property pro rata to all or substantially all of the record holders of a n y class of Common Stock (the " Pu rc h a s e Right s "), then each Holder will be entitled to acquire . upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon co mp l ete conversion of all the Se r i es B (w i thout taking i nt o account any limitations or restrictions on the convertibility of the Series B) held by s u c h Holder i mm e diat e ly prior 10 the date on which a record is taken for the grant . issuance or sale or such

I 03 : 10 : Z0p . ,n 10 - 20 - 2025 j 17 I 14 To: NV SOS Page: 17of31 2025 - 10 - 2022 : 10 : 34GMT Docusign Envelope ID . 638B7B22 - 7C12 - 4893 - 9DC7 - 474F0F385EE3 From : Gilbert Bradshav Purchase Rights, or, if no such r ecord js taken, the date as of which the record holders of shares of Common Stock are to be detennined for the grant, issue or sale of such Purchase Rights (provided, however, lo the extent that such liolder·s right to participate in any such Purchase Right wouki result in such Holder exceeding the Maximum Percentage, then such Holder shat! not be entitled to participate in such Purchase Right t o the extent of the Maximum Percentage (and shall not be entitled to beneficiaJ ownership of such shares of Commo n Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for such H olde r until such time or times, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage) . at which time or times such H older shall be granted such r i ght (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limit ation . (b) Olher Comorate Events. I n addition to and not in subs tituti o n for any other ri ghts hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of s h ares of Common Stock are e n t i tled to receive securities or othe r assets with respect to or in exchange for shares of Common Stock (a · 'C orporate Eve nt ") , the Corporation shall make appropriak provision Lo insure that t:al:h Holtlt:r will then:afler have lht: right lo re1.:eivt: upon a conversion of all tJ1e Series B held by such Holder (i) in addjtion to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder wou l d have been entitled with respect Lo such sha r e s of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (wit h out taking in t o account any limitations or rest r ictions on the convertibil i ty of tbe Series B contained in this Certificate of Designation) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Eve n t in such amounts as such Holder would have been entitled to rece i ve had the Series B held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Conmmn Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provision made pursuant to the preceding sentence shall be ina form and substance satisfactory to the I I older. The provisions of this Section 7 shall apply similarly and eq u a ll y to successive Corporate Events and shall be applied without regard to any limitations on the conversion of the Series B contaiJ1ed in this Certificate of Designation. · ' Fundamental Transaction'' means the occurrence of 1he f'orporation (i) directly or indirectly , including through suhsidiaries, Affiliates or otherwise, in one or more related transactions , (A) consolidating or merging with or into (if the Corporation i s the surviving corporation) another Person, ( B) selli n g, assigning. transferring, conveying or otherwise disposing of all. or substan ti ally all of the propertie s or assets of the Corporation or any of its '' significa nt s ub s i diaries • ·(as defined in Rule 1 - 02 of Regulation S - X) to one or more Persons, (C) making. or allowing one or more Persons to make, or a ll owing the Co r poration to be subject to or bave its Common Stock be subject to or party lo one or more Persons making , a purchase, tender or exchange offe r that is accepted by the holders of at least either (x) 50% of the outstanding sha r es of Common Stock, (y) 50 % of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or affiliated with any Persons making o r party to , suc h purchase , tender or exchange offer were not outstand i ng; or (z) such number of shares of Common Stock suc h that all P ersons maki11g or pa1ty to, or affiliated wit h any Person making or pa1ty lo. such purchase. tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d - 3 under the 1934 Act) of at lea s t 50% of the outstanding s hares of Common Stock, (D) consummating a stock or share purchase agreement or other business combination (including a r eorganiza t ion. recapitalization, spin - off or scheme of arrangement) with one or more Persons whereby all such Persons, ind i v id u ally or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding s h ares of Common

I 0) : 10 : 20 p . m , o . - 20 - 202s l ,s I 15 To: NV SOS Page : 18 of 31 2025 - 10 - 20 22:10 : 34 GMT Docusign Envelope ID . 63BB7B22 - 7C12 - 4B93 - 9DC7 - 474F0F385EE3 From: Gilbert Bradsha v Stock calculared as if any shares of Common Stock held by all the Persons making or party t o , or affiliated with any Persons making or party to , s uch stock purchase agreement or other business combination were not outstanding ; or (z) such number of shares of Common Stock such that the Persons become co ll ect i ve l y the beneficial owners (as defined in Rule l 3 d - 3 under the 1934 Act) of at least 50 % of the outstanding s hares of Common Stock , or (E) reorganize, recapitalize or reclassify its Common Stock other than a stock split . 8. Price Protection . Except for any Exempt lssuance (as hereinafter defined) . in the event the Corporation jssues or sells any securities including Option s or Convertible Securities (or amends any outstanding s ecuri ti es of the Company), at an effective price of, or with an exercise or conversion price of less than the Conversion Pr ice . then upon such issuance or sale . the Conversion Price shall b e reduced to the sale price or the exercise or conversion price uf tht : sei .: urilit : s issued or sold . " Exempt Issuance ' ' shall mean any sak or issuaui .; c : by the Corporation of its Common Stock or securities convertible into , exercisable for or exchangeable for Common Stock in connection with (i) full or partial consideration in connection wW 1 a strategic m e r ge r , acquisition , consolidation or purchase of the securities or assets of a corporation or other entity (or any division or business tmit th ereo f) ; (ii) reserved ; (iii) the Corporat i o n ' s issuance of Common Stock, restticteu stock units ur the issuances or g ra nls of Options lo purchase Commun Stock Lu employees, office r s or directors . under an eq 11 ity incentive plan (or successor or superseding equity incentive plan) adopted by a majority of the non - employee members of the Board of Directors and the stockholders of the Corporation (limited to 5 % of the Co rp ora ti o n ' s issued and outstanding Common Stock)) : (iv) securities issued upon the exercise or exchange of or conve r sio n of any Convertible Securities or other securities issued and outstanding on th e date of the i s s uan ce of Series B to secmities holders of the Corporation in exc han ge for other securities existing as of the date this Certificate of Designation i s filed with the Nevada Secretary of State and securities issued upon exercise or co n vers i o n of the Series B ; or (v) the conversion or exercise of any Company sec u r i ties which are outstanding ( and have not been amended after) on the date of this Certificate of Designation . In case any shares of Common Stock, Co n vert ible Securities or Options are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated tran sact i o n , each share of Com moo Stock underlying a n y such Convertible Secur i ties or Options shall be deemed to be o n e additiona . 1 share of Common Stock for the purposes of determining the effec ti ve price of the non - Exempt Issuance . 9. Adjustment of f : onversion Price and Floor Price upon S ubdi v i s ion of Common Stock . If the Corporation at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or Other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price and Floor Price in effect immediately prior to such subdivision will be proportionately reduced . Notwithstanding the foregoing, the Conversion Price and t h e Floor Price shall not be adjusted in the event of any r eve r s e stock s plit , combination of s har e s , or other simi l ar h·ansaction that results in a decrease in the number of outstanding shares of Common Stock . Any adjustment pursuant to this Section 9 shall become effective immediately afte r the record date for such event (or , if no record date is set, the effective date of such event) . I f any event requiring an adjustment under this Section 9 occurs during the period that a Conversion Ptice and Floor Price are calculated hereunder , then the calculation of such Conve r s i o n Price and Floor Price shall be adjusted appropriately to reflect such event . For theavoidance of doubt , 110 reverse stock split,combination of shares, recapitalization o r s imil a r event that decreases the number of outstanding shares of Common Stock shall result in any increase to the Floor Price . LO . Participation in Future Financing . (a) Until the six (6) month anniversary of the issuance of the Series B to the H o ld er.

o't . 10 : 20 p . m ,o - 20 - 202s I 1 9 J 16 To : NV SOS Page : 19 of 31 2025 - 10 - 20 22 : 10 : 34 GMT Docusign Envelope 10 . 63BB7B22 - 7C12 - 4B93 - 9DC7 - 474F0F385EE3 From : Gilbert Bradshav upon any issuance by the Cor p oration of Common Srock or Common Stock Equivalents for cash considerntion or a combination of units hereof in a transaction exempt from registrntion under the Securities Act (a "S ub se qu e nt Fi nan ci n g' ' ), the Il o l de r s of the outstanding Series B shall have the right lo participate in an amount equal to an aggregate of 30 % of the Subsequent Financing (the · 'P a rticipati o n M a ximum ' ' ) on the same terms, conditions and price provided for in the Subsequent Financing . At least seventy - two (72) hours prior to the expected annountement or closing of the Subsequent Financing (whichever is first), the Corporation shall deliver to each H older a written notice of its intention to effec t a Subsequent Financ i ng ('" Pr e - N o t ic e"), which Pre Notice shall describe in r easonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder an d the person or persons through or with whom such Subsequent Financing is proposed to be effected (such add i tional notice . a · ' S ub se qu e n t Financing Notice"') . If the Holder desires to participate in such Subsequent Fiuanci 11 g ii must proviue wr i tten notice lo the Company wilhiri thirty six hours of the Lime the Subsequent Financing Notice is delivered to such Holder (the · ' N otic e Termination Time " ) that such H older is willing to participate in the Subsequent F inancing, the amount of such Holder' s part i cipation , and representing and warra n ting that such Holder has such funds ready, willing , and availab l e for investment on the tenns set forth in the Subsequent Financing Notice, holds a number o[shan : s of Commun Stock a 1 .: q u ireu pursuant to this Agreement 1 :: 4 ual to or grt :: alt :: r than the number proposed to be purchased in the Subsequent Financing , and wi ll not as a result of such purchase beneficially ow n more than 4 . 99 % o f shares of Common Stock, either individually or as part of a Group as defined in Section I 3 (d) of the Exchange Act ; provided that the Holder may, at its sole election upon w r itten notice to the Corpora t ion , increase such ownership limitation to up to 9 . 99 % effe . ct i ve sixty - one ( 6 1 ) days after delivery of such notice . I f the Company receives no such notice from a H older as of such Notice Term i nation Time, such Holder sha ll be deemed to have notified the Company that it does not elect to pa 1 ticipate in such Subsequent Financing . Notwithstanding the foregoing, a "Subsequent Financing" shall not include any 1 : ,rrecnshoe financing in connect i on with the offer i ng of the Series B shares . (b) If by the Notice Tennination time, the Corporation receives responses to a Subsequent financing Notice from ll olders seeking to purchase more than the aggregate amount of the Participation Maximum, each such Holder shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Max . imum . " Pr o Rata Por t i o n ' · means the ratio of (x) the amount of Series B issued on the Initial I ssuance Date to the Holder participating under this Section IO anrl (y) the sum of the aggregate amount of Series R issued on the Initial Issuance Date to all Holders participating under this Section 10 . (c) The Corporation must provide the Holders with a second Subseq u ent Financing Notice, and tbe Holders will again have the right of participation set forth above in this Section 10 , i f the Subseque n t Fimmcing subject to t h e initial Subseque n 1 Financing No 1 ice is not co n summated for any reason on the terms set forth in such Subseq u ent Financi n g Notice within thirty (30) Trading Days after the date of the init i al Subsequent Financing Notice . ( d) The Co r pora t ion a n d each Holder agree that if any Holder elects to panicipate in the Subsequent Fi n anci n g , t h e Lransaction documents related to the Subsequent Financing shall not include any term or provision whereby such H older shall be requ i red to agree to any restrictions on trading as to any of the securities h e l d b y it or be r equired to consent to any amendment t o or t e 11 J 1 ination of , or grant any wa i v er . release or tbe Jil<e under or in connection with, this Agreement, without the prior written co n sent of such Ho l der . (e) Notwiths 1 a 11 ding anythi n g to the coutrary in this Section JO and unless otherwise agreed to by such Holder . the Corporation shall either confinn in writing to such Holder that the

17 03 : 10 : 20 pm,o . - 20 - 202s I 20 I To : NV SOS Page : 20 of31 2025 - 10 - 20 22 : 1 0 : 34 GMT Docusign Envelope ID . 63BB7822•7C12 • 4B93 - 9DC7 •4 74F0F385EE3 From : Gilbert Bradshav transaction with respect to the Subseq u ent Financing bas been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent F i nancing , in either case in such a manner such that such Holder will not be in possession of any material , non - public information, by the 10 111 Business Day following delivery of the Subsequent Fina n ci n g Notice. l f b y such I Q th Business D ay. no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abando11ment of such transaction has been received by such H older , such tr ansaction sha l l be deemed to have been abandoned and such Holder s h all not be deemed to be in possession of any material, non - public infom1ation with respect to the Corpora t ion or any of its Subsidiar i es. (f) The Corporation represents and covena n ts that ne i ther the Pre - Notice nor any related notice shall contain, nor be deemed to contain, any material nonpublic information (MN P I) . The Corporation shall publicly disclose the material tem 1 s of the Subsequent Financing by m eans of a press release or filing of a Curren t Report on F on n 8 - K . , to the extent required , prior to o r contemporaneous l y with the delivery of anysuch notice lo the Holder . Each Holder shall be entitled to rely on the Corporat i o n 's representation that no MNPI is included, an d any fa i lure by the Corporation lo comply w i t h this provision shall be deemed a material breach of this Certificate of Designation . I I . Non - circumvention . The Corporation hereby covenants and agrees that the Corporation will nut, by amt : ntlmenl ufitlS Artit : lt : s uflnwrpurntiun, bylaws ur through any rt : organi : a 1 t i o 11 , transfer of asse t s, conso l idation, me r ger , scheme of arrangement, dissolution . issue or sa l e of securi t ies , or any other vo l untary action, avoid or seek t o avoid the observance or performance of any of the tenns oftbis Certificate of D esignation, and will at all t imes in good faith carry out all the provisions of this Certificate of Designation and take a ll action as may be required to protect the rights of the H olders . Without limiting the genera l ity of the foregoing or any other provision of this Cert i ficate of Designation, the Corporat i on (a) s h a l l not increase the par value of any sha r es of Commo n Stoc k r eceivab l e upon the conversion of any Series 8 above the Conversio n Price then in effect . (b) shall take all suc h act i ons as may be necessary or approp r iate in order that the Corporation may valid l y and l egally i ssue fu ll y paid a n d non - assessable shares of Common Stock upon the conversion of Series Band (c) sha ll , so long as any Series Bare outstanding . and upon the filing of an a m endme n t to the Corporation·s A r ticles of I ncor p oration to increase the number of shares of the Corporation's Common Stock that the Corporation is author i zed to issue with the Secreta,y of State of the State of Nevada, take all action necessary to r eserve and k eep avai l able out of its authorized and unissued shares of Common Stock, solely for the purpose of e ff ecting the conversion 01 · the Series B, five (5) times the maximum number of shares of Common Stock as shall from time to time be necessary t o effect the conve r sion ofall of theSeries B then ou t standing (without regard to any limitations on conversion contained bere i o) . 12. Authorized Shares. (a) R eservation . So long as any Series B remain outstanding, the Corporation shall at al l times reserve not less than five (5) t imes the number of shares of Common Stock issuabl e upon full conversion of all outstanding Series B at the then - effect i ve Floor Price (without regard to any limitations on conversions) (the " R e quired Reserve A mount " ) . The Requi 1 ·ed R eserve Amount (inc l uding each increase in the number of shares so reserved) shall be a ll ocated pro rata among the Holders based on the number of the Series B held by each H older (the .. Authorized Share AJlocati o n " ) . In the even t that a Holder shall se ll or ot h erw i se transfer any of such H older's Series B, each transferee shall be allocated a pro raLa portion of such H older·s Authuri : £ ed Share

I 03 : 10 : 20 p . m . 10 - 20 - 2 0 2S I 21 I 18 To : NV SOS Page : 21 of31 2025 - 10 - 20 22 : 10 : 34 GMT Docusign Envelope ID . 63887822 - 7C12 - 4893 - 9DC7 - 474F0F385EE3 From: Gilbert 8radshav Allocation . If the Required Re s erve Amount is not met at such time, any shares of Common Stock reserved and aJlocated to any P e r son which ceases to hold any Series B shall be allocated to the remaining J lolders of Series B . pro rata based on the number of th e Series B then held by the Holders . (b) In s uffici e nt Authorized Shares . lf, notwithstanding Section I 2 (a) and not in limitation thereof . while any of the Series B remain outstanding the Corporation does not have a sufficient number of authorized and umeserved shares of Common Stock to satisfy its o bli ga t ion to reserve for issuance upon conversion of the Series B at least a number of sbares of Common Stock equaJ to the Required Reserve Amount (an ·'Authorized Share Failure " ) , then the Cor : poration shall immediately take all action necessaty to increase the Corporation's authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the R eq uir ed Reserve Amount for tJ 1 e Series B then uulslanding . Without limiting the generalily of Lhe foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) calendar days after the occurrence of such Authorized Share Failure, the Corporation shall use its best efforts to hold a meeting of its stockholders for the approval of an increase in the number of authorized s h are s of Common Stock . In connection with such m< :: eting, The Curpurnlion shall prepare, lik with the SEC, anti mail lo sLock . 11 oll . lt : rs a definitive information statement on Schedule 14 C (in lieu of a proxy statement) seeking Shareholder Approval, shall keep such Schedule I 4 C current and effective until such approval is obta in ed, and shall adjourn or extend the timeline as necessary to solicit the required approvals . ln lieu of a meeting of stockholders, the Corporation may effect such action by written conse nt in accordance with Section l 4 (c) of the 1934 Act . Except as provided in the first sentence of Section I 2 (a), if the Corporation is prohibited from issuing shares of Co mm o n Stock upon any conversion due to an insufficiency of authorized but unissucd shares, the applicable Convers i on No ti ce shall remain outstanding and the Corporation shall issue such shares promptly upon the availability of s uffici e n t authorized and unissued shares, while continuing to use its best efforts to obtain Shareholder Approval as set forth herein . Nothing contained in this Section shall limit any obligations of the Corporation under any provision of the Transaction Documents . 13 . Liquidation . Dissolution . Winding - Up . In the event of a Liquidation Event, the Holders shall be entitled to receive in cas h out of the assets of the Corporation, whether from capital or from earnings availahle for ciistrihution to its stockholders (the ' ' Liquidation Funds ") , hefore any amount shall he paid to the holders of any of shares of Juni or Stock , but pari passu with any Parity Stock then o ut sta nd ing, an amount per share of Series B equal to the greater of (A) the Conversion Amount thereof on the date of such payment or (B) the amount per share such Holder would receive if such Holder converted such Series B into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full a mount · due to the Holders and holders of shares of Parity S t ock , then each Holder and each bolder of Parity Stock shall receive a percentage of th e Liquidation Funds equal t o the full amount of Liquidation Funds payable to s u c h Holder and such holder of P arity Stock as a liquidation p r e fer e n ce , in accordance with their respective certificate of designation s (or eq ui vale nt ) , as a percentage oftbe full amount of Liquidation Funds payable to all holders of Series Band aU holders of shares of Parity Stock . To the extent ne cessa r y , the Corporation shall cause such actions to be taken by each of its Subsidiaries so as to enable , to the maximwn extent permitted by law , the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section I 3 . All the preferential amounts to be paid to the Holders under this Section 13 shall be paid o r s e t apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corpora ti o n to the holders of shares ofJunior Stock in connection with a Liquidation Event as to which this Section 13 ap p l i es . 14. Distribution of Assets. In a dd i ti on to any adjustments pursuant to Section 8 and 9 , if the

03 : , o 20 p . m . 10 - 20 - 2025 I 22 I 19 To : NV SOS Page : 22 of 3 1 2025 - 10 - 20 22 : 10 : 34 GMT Docusign Envelope ID , 63BB7B22 - 7C12 - 4B93 - 9DC7 - 474F0F385EE3 From: Gilbert Bradsha � Co r poration shall declare or make any dividend o r othe r distributions of its assets (or rights t o acquire its assets) t o ,my or all holders of sha r es of Common Stock . by way of return of capital or othe 1 wise (including any distr i bution of cash, stock or other sec uriti es, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or o th er simi l ar transaction) (the " Distributions " ), then eac h Ho l der, as holders of Series B, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B ( wit h out talcing in to account a n y limitations or restrictions on the convers ion of the Series B ) immediately prior to the date o n whic h a record is taken for such Distribution or , if no such record is taken, the date as of which the record h olde r s of Common Stock are to be detennined for s uch Distributions (provided . however , that to the extent that such Holder's right to participate in any such Distribution would r esult in such Holder exceeding the Maximum P ercentage , then such Holder shaJI not be entitled to participate in such Distribution to the exte nt of the Maximum P ercentage (and sha ll not be entitled to beneficial ownership u/' sucl . 1 s hares of Commun Stuck as a result of such Distr � ibutiun (anu beneficial owners hip ) lo the ex t ent of any such excess) and the po 1 1 ion of such Distribution shall be held in abeyance fo r such Hold er until s uch time or times as it s right . thereto would not result in such Holde - r exceeding the Maximum Percentage , at which time or times , if any, s uch Holder shall be granted such rights (and any rights under this Section 13 on such initial rights or on any subsequent such rights to be he l d similarly in abeyance) to the same extent as if thc :: n : had been no such l imitation) , JS. Vote. (a) To Change the Tenns of or I ssue Se ri es R In add iti on to any other rights provided by law, except where the vote or written consent of the holders of a greater number of sha r e s is required by law . wi th out first obtain in g th e affinnative vote at a meeting duly called for s uch purpose, or the written consent without a meeting , of al least SO . I % of the outstanding shares of Se r ies B, voting together as a single cla s s , the Corporation shall not, directly or indirectly : (a) amend or repeal any provision of, o r add any provision to , its charter documents, including, without limitation, its A 11 icles of I ncorporation or bylaws, this Cenificate of Designation, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, i f suc h action would adversely alter or change in any respect the preference s, r i ghts, privi l eges or powers, or re s trictions provided for the benefit, of the Series B , r egard l e s s of whether any such act i on shall be by means of amendment to the Articles of Incorporation or by merger , conso li dation or otherwise ; (b) in c r ease or decrease (other than by conversion) the authorized n um ber of Series R ; (c) w itho ut limiting any provision of Section 2 , c reate or authorize (by reclassification or otherwise) a n y new class or ser i es of shares that h as a preference over or is on a parity wi th the Series B with respect to dividends or the distribut i o n of assets on the liquidation , dissolution or winding up of the Corporation ; (d) pay dividend s or make any other distribution on any s hare s of any capital stock of the Corporation junior in rank t o the Series B ; (e) issue any Series Bother than as provided in Section 2 ; or (f) without limiting any provision of Section 8 and 9 , whether or not prohibited by the tem,s of the Series B , c ir cumvent a ,ight of the Series B . (b) No Voting Rights . Notwithstanding anything herein to the contrnry, and for the avoidance of doubt, the Series B shall have no voting r i ght s, except as required by applicable Jaw or as expressly p rovided in th e Articles of I ncorporation or thi s Certificate of Designation . 16. T ran s fer of Series R A Holder may transfer some or a ll of it s Se ri e s B wit h out the consent of the Corporation subject to compliance wi t h securities law s . 17. Reissuance of Preferred Certificates. (a) Transfer. lf a n y Series B are to be transferred, the applicable Ho l der shall

I 03 10 : 20 p . m 10 - 20 - 202s I 23 I 20 To : NV SOS Page : 23 of31 2025 - 10 - 20 22 : 10 :34 GMT Docusign Enveloµe ID . 63BB7B22 - 7C12 - 4B93 - 9DC7 - 474FOF365EE3 From : Gilbert Bradshav surrender the appl i cab l e Series B Certificate to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new Series B Certifici : tte (in accordance with Section 1 7 ( d)), registered as such Holder may request, representing the o u tsta ndin g number of Series B being transferred by such Holder and, if less than the entire outstanding number of Series Bis being transferred, a new Series B Certificate (in accordance with Section J 7 (d)) to s u ch Holder representing the outstanding number of Series B not being transferred . Such Holder and any assignee, by acceptance of the Series B Ce r tificate , acknowledge and agree th a t , by reason of the provisions of Section S(c)(i) following conversion of any of the Series B , the outstanding number of Series B represented by the Series B may be less than the Dumber of Series B stated on the face of the Series B Certificate . (b) Lost, Stolen or Mutilated Series B Cert ifi ca t e . Upon receipt by the Corporation of c :: videw .: e reasonably satisfac t ory to the Curporatio 11 of the loss . th e ft , Jeslrm : tiou or mutilation ofa Series 8 Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss , theft or destrnction , of any indemnification undertaking by the applicable Holder to the Corporation in customary and r easo n a bl e form without the r eq uir eme nt to post a bond or other security and, in the case of mutilation . upon surrender and < .: am : dlation of such St :: ries B Certifit : att :: , the Corporation sha l l ext :: < .: ute anti Jeliver lo su< .: h Huluer a new Series B Certificate (in accordance with Section l 7 (d)) representing the applicable outstanding number of Series B . (c) Series B Certificate Exchangeable for Different Denominations . Each Series B Certificate is exchangeable . upon the surrender hereof by the applicable H older at the principal office of the Corporation, for a new Series B Ce r tificate or Series B Certificate(s) (in accordance with Section I 7 (d)) representing in the aggregate the outstanding number of the Ser i es B in the original Series B Certificate, and each s u c h new certificate will represent such portion of such outstanding number of Series B from the original Series B Certificate as is designated by such H o lder at the time of such sur r ende r . (d) I ss uan ce of New Series O Certificate . Whenever the Corporat i on is required to issue a new Series H Ce 1 titicate pursuant to the terms of this Certificate of Oesignation, such new Series B Certificate (i) shall represent, as indicated on the face of s u c h Series B Certificate, the number of Series 8 remaining outstanding(or in the case of a new Series B Certificale being issued pursuant to Section 17 (a) or Section 17 (c) , the number of Series R designated hy such Holder which, when added to the number of Series B represented by the other new Series B Certjficates issued in connection with such issuance, does not exceed the number of Series B r emaini n g outstanding under the original Series B Certificate immediately prior to such issuance ofnew Series B Certificate), and (ii) shall have an issuance date, as indicated on the face of such Dew Series B Cert ifi cate , which is the same as the issuance dale of the original Series 8 Ce rtifi cate . (e) Boo k _ f :. nti : y . lfthe Corporation·s Transfer Agent issues the Series Bin book entry format, all provisions of this Ce 1 tificnte of Designation as to delivery of Series B certificates s h all be disregarded . and the Transfer Agent shall make entries in the stock transfer records in connection with co n ve r sions and t . ransfers, as approp ri a t e . 18 . Remedies . C h a ra c t e ri zat i o n s, Other Obligations . Breaches and Injunctive Relief . The remedies provided in this Certificate of Designation sha . 11 be cu mu l ative and in addition to all other remedies available under this Certificate of Designation and any of the other Transaction Documents, at law or in equity (including a decree of specific perfonnance an d / o r other injunctive relief), and nothing herein shall limit any Holder·s right lo pursue acLual and consequential damages for any failure by the Corporation t . o comply with the tenns of this Certificate of Designation . The Corporation covenants to each Holder tJiat

I o3 : 10 · 2opm . 10 - 20 - 2025 r 2 4 I To : NV SOS Page : 24 of31 2025 - 10 - 20 22 '. 10 : 34 GMT Docusign Envelope ID . 63B87B22 - 7C12 - 4B93 - 9OC7 - 474F0F385EE3 21 From : Gilbert B radsha v there s hall be no characterization concerning this instrnment other than as express l y provided he r ein . Amounts set forth or provided for herein with respect to pa yme n ts , conversion and the like (and the comp ut ation th ereof) shall be the amounts to be received by a Hold er and sha ll not , except as expressly provided herein . be subjec t to any other obligation of the Corporation (or the performance thereof) . The Corpora tion acknowledges that a breach by it of its ob li gatio n s h e r eunder will cause irr eparable hann to the H olde r s and that th e remedy at law for any suc h bre ach may be inadequate . Th e Co rporation therefore agrees t h at , in the event of any such br eac h or threaten e d br each , each H o ld er shall be entitled, in addition to all other available r emedies, to specific performance and / or temporary, preliminary and pc 1111 anent injunctive or other equ itabl e r e l ief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bo n d or other secur it y . The Corporatio n shall provide all infonnation and documenta ti on to a Hold er that is requested by such Holder to enab l e such Hold e r to co nfirm the Corporation·s compliance with the terms and conditions of this Certifica t e of D es i gnat iu u . l9. Attorneys· Fee s . (a) If (i) any shares of Series B are placed in the hands of an attorney to enforce the provisions of Lhis Cer tifa : a te of Designation or ( i i) lht : rt : Ul : ( ; urs any bankruptcy, rc : orga nization , receivership of the Corporation or other proceedings affecti n g Corporation creditors ' right s and involving a claim under th . is Certi fi cate of Designation, then the Corporation sha ll pay the costs incuned by such Hold er for such collection, enforce rn e nt or act i o n or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys 'fees and disbursements . (b) In add ition to the ob l igatio n s und e r Sectio n I 9 (a), in connection with the removal of restrictive l egends from shares of Se ri es B, the Corpo r ation sha ll pay the reasonable attorney's fees of co un se l to a ny Holder in any amou nt no t t o exceed $ 750 per op inion of counse l . Such paymenr(s) s hall b e made wirhjn one Trading Day after receipt of a Co n ve r sion Notice or other n ot ic e from a H older . 20. Co n structio n : H eadings . This Certificate of D esignation shall be deemed to be jointly drafted by tb e Corporation and the H oJders and s h a ll no t be construe d against a ny such P erson as the drafter h ereof . The h ea d ings of this Certificate of Designation are for convenience of reference and s h all not form part of , or affect the interpretation of, thi,< ; Certificate of Designation . llnless the context c l early indicates othe 1 wi se, eac b pronoun herein s hall be deemed to include the masculine, feminine, neuter, singular and plural tonns thereof . The tem 1 s " including ; ' "inc lud es, " · • include" and wor d s of like import shall be construed broadly as if followed by the words "without limitation . " The tem,s ·'herein,'' " h ereunde r ,'· "he r eof' and words of lik e import refer to this enti r e Ceni ficate of Designation instead of just the provision in w hi ch th e y a r e found . Unless expressly indicated ot h erw i se , all sectio n r efe r ences are to sect . ions of this Certificate of Designation . 21. Failure o r Indulgence Not Waiver . No failure or delay on the part of a Holder in the exerc i se of any power, right or privilege hereunder shall operate as a waiver thereof , nor shall a ny s in g l e or partial exe rcis e of any such power , r igh t o r privllege preclude other or further exerc i se thereo f or of any other right, power or privilege . No wa i ver shall be effective unless it is in writ in g and s i gned by an aut h orized representative of the waiving pa 11 y . Notwithstanding the foregoing, nothing contained in this Sect ion 21 s hall pe 1 mit a n y waiver of a n y pr ovisio n of Section I 9 . 22. Di spute Re solu tion . (a) In the case of a dispute relating to the Closing Sale Pri ce, a Co n version Price or a

I 03 • 10 : 20 p . m 10 - 20 - 202s I 2s I 22 To : NV SOS Page : 25 of 31 2025 - 10 - 20 22 : 10 : 34 GMT Docusign Enveloµe ID . 63BB7B22 - 7C12 - 4B 93 - 9DC7 - 474F0F385EE3 From : Gilbert Bradshav fair market value or the arithmetic calculat i on of a Conversion Rate, (including a dispute relating to the determination of any of the foregoing), the Corporation or th e applicable Holder (as th e case may be) sha ll submit the di spute to the other party via electronic mail (A) i f by the Corporation, within two T rad in g Days after the occun - ence of the circumstances giving rise to such dispute o r (B) i fby such H older at any time after suc h Holder learned of the circumstances giving rise to s uch dispute . If such Holder and the Corporation are unable t o promptly resolve such dispute relating to such Closing Sale Price , such Conversion Pric e or s uch fair market value, or the ari th meti c calculation of such Conversion Rate, at any time after thesecond Trading Day following such initial notice by the Corporation or such Holder (as the case may be) of such dispute to the Corporation or s uch Holder (as the case may be), then s uch Holder may , at it s sole option, select an independent, reputable investment bank to resolve such dispute . (b) Such H ohler am . I tht : Corpuration shall each <ldivt : r tu such i 11 ves 1 nienl bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 22 (u) und (8) writte n documentation supporting its position w ith respect to such dispute, in each case, no later tltan 5 : 00 p . m . (Eastern time) by th e fifth Trading Day immediately following the date on wh i ch such Holder selected such investment batlk (the "Dis pute Submission Dea dlin e ' ') (the : dut : umt : nls rnfem : d lu in the immt : <liatdy prt : t : eding dauses (A) and (B) an .:: co ll ectively referred to herein as the " Required Dispute Documentation '") (it being understood and agreed that if e i ther s u ch Holder or the Corporation foils t o so deliver aU of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit al I of the Required Dispute D ocumen tat ion shall no longer be entitled to ( and hereby waives its right t o) deliver or submit a n y written documentation or other support to such investment bank with respect to such dispute and such invesnnenl bank shall resolve such di s pute based solely on t h e Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Subm i ssion Deadline) , except that (A) if any Required Dispute Documentation is not reasonably available to the Holder and is in the sole possession of the Corporation, the H olde r may request that the Corporation, and the Corporat i on s h all , provided such Required Dispute Documentation to the chosen investment bank : and ( B) such inve s tment bank shall not be precluded from requesting any additional information or documentation from the l l older or from the Corporation which it deems reasonably necessary to resolve the dispute fairly and accurately . Unless otherwise agreed to in writing by both the Corporation and such Holder or otherwise requested by such investment bank , neither the Corporation nor such H older shall be ent i tled to deliver or submit any written documentation or other support to such investment hank in connection wi th such di s pute (other than the R equired Dispute Documentation) . (c) The Corporation and such H older shall cause s uch investment bank to detennine the resolution of such dispute and notffy the Corporation and such Hold e r of such resolution no later rha 11 IO Trading Days immedialely following lhe Di spute Suhmission D eadline . The fees and expenses of such investment bank shall be borne solely by the Corporatio 11 , and such in vestmen t bank ' s resolution of such dispute shall be fin a l and binding upon all parties absent manifest error . 23 . Notices . The Corporation shall prov id e each Holder of Series B wi th prompt written notice of all actions taken pursuant to the lem 1 s of this Certificate of Designation , including in reasonable detail a description of such action and the rca< ; on therefor . Whenever notice is required to be given wider thi s Certificate of Desjgnation , unless othe r wise provided herein, such notice must be in writing aod s h all be given in accordance with Section 8 (e) of the Pu rcha s e Agreemen t or in accordance with any other instructions provided by the Holder to the Corporation . The Corporation s hall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of De s ignation , including in rea s onable detail a description of such act i on and the reason tberefore . Without limiting the generality of the foregoing, the Corporation shall g i ve wri tt en notice to each Holder (i ) immediately upon any adjustment of the

I 03 : 10 . 20 p . m . 10 - 2 0 - 202S I 26 I 23 To : NV SOS Page : 26 of31 2025 - 10 - 20 22 : 10 : 34 GMT Do c usi9n Envelope ID . 63BB7B22 - 7C12 - 4B93 - 9DC7 - 474F0F385EE3 F ro m : Gilbert Bradshev Conversion Price, setting forth jn reasonable detail . and ce 1 tifying, the calculation of such adjustment and (ii) at least 4 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution u po n the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Secu rit ies or rights to purchase stock, warrants, sec u ritie s or other property to holders of shares of Common Stock or (C) for determining rights to vote w ith respect to any Fundamental Tran s ac t ion, dissolution or liquidation , provided in each case that such information s h a ll be made known to the public prior to or in conjunction with such notice being provided to such Holder . All notices shall be by email or r ec o gn i ze d overnight delivery service, next T r adi n g Day delivery using the addresses of the Corporation as proyjded to the Holders and the addresses of any Holder as provided by such Holder to the Corporation . The Corporation and the H o ld e r s may change their addresses by notice by the Corporation to all Holders or any Hold e r to the Corpo r a t io n . WitJ 10 ut limitation of the foregoing, the Corporation s h a ll promptly notify each H o ld e r of the filing, clearance and mailing dates of any preliminary or defmiti ve Scheuule I 4 C relating lo Shareholder Approval aml uf the a 11 tjcipateu and actual effe 1 .: 1 iveuess dates of any corporate action described therein . 24. Governing Law; Exclusive Jurisdiction. This Certificate of Designation shall be construed and en.forced in accordance with, and all questions concerning the construction. validity, interpretation and performam;e oflhis Ct::rtifa:ate of Designation shall bt:: governt::1.1 b y , the internal laws uftl1e State of Neval.la, without giving effect to any choice of law or conflict of law provision or rnle (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisilictions other than the State of Nevada. Except as otherwise required by this Certificate of D esigna t ion , the Corporation and H olde r s hereby irrevocably submit to the exclus i ve jurisdiction of the state and fede r a l courts sitting in the New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed her e in , and hereby irrevocably waives. and agrees not to assert in any suit. action or proceeding, any claim that it is not personally subject to the j ur isdic ti o n of any s uch court, that such suit, action or proceeding 1s brought in an in co nv e ni e nt forum or that the venue of s u c h suit, action or proceeding is im proper . Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permined by law. Nothing conta in e d herein ( i ) s h a ll be deemed or operate to preclude any Holder from hringing suit or taking other legal action against the Corporatjon in any other jurisdiction to collect on the Corporation's obligations to such ll o l der , or to enforce a judgment or other court ruJing in favor of such Holder or (ii) s h a ll limit , or shall be deemed or construed to Jimit, any provision of Section 21. The Corporation and each Holder hereby irrevocably waives, to the fullest exte n t pennitted by applicable law , any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. 25. Severability . If any provision of thi s Certificate of Designation i s prohibited by law o r otherwise determined t o be invalid or unenforceable by a co urt of competent jurisdiction, the provision that wou ld otherwise b e prohibited, invalid or unenforceable s h a ll b e deemed amended toapply to th e broadest ex t e nt that it would be valid and enforceable, and the invalidity or unenforceability of s u c h provision shall not affect the validity of the remaining provisions of this Certificate of Designation so long as this Certificate of Designation as so modified continues to exp r ess , wjthout material change, the original int ent i ons of tbe pa 11 ies as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the pa 1 ties or the practical realization of the benefits that wo u ld otherwise be conferred upon the partie s , The pa 1 iies will endeavor in good faith negotiations to replace the prohibited . invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close ns possible to that of the prohibited , invalid or unenforceable provision(s) . 26. Amendment . This Certificate of Designation or any pro v i s ion hereof (other than Section 5 {d)) m ay be modified or amended or the provisions hereof waived w ith the written consent of the

i 03 : 10 ; 20p . m . 10 - 2 0 - 202S I 2 7 I 24 To : NV SOS Page : 27 of 31 2025 - 10 - 20 22 : 10 : 34 GMT Docusign Envelope I D . 63BB7B22 - 7C12 - 4B93 - 9DC7 - 474F0F385EE3 From : Gilbert Bradshav Corporation and the H ol d ers of 50 . 1 % of the outstanding sha r e s of Series B at the time of the waiver . No waiver s haJI be effective un l e s s it is in writing and s ign e d by an authorized r e pre s entative of the waiving party .

I 03 : 10 : 20 p . m . 10 - 20 - 202s I 2s I To : NV SOS Page : 28 of 31 2025 - 10 - 20 22 : 10 : 34 GMT Docusign Envelope ID . 63BB7B22 - 7C12 - 4893 - 9DC7 - 474FOF365EE3 From : Gilbert Bradsha � IN WITNESS WHEREOF , th e Corporation ha s caused thi s Certificiite of D esig nation of Series B Convertible Preferred Stock of Focus Universal Inc . to be signed by its Chief Executive Officer on th . is 17 day of October 2025 . FOCUS , - U - ; N : - I - V • o E y R . SAL INC. By: Isl LJ � . � ';2. � ; � Name: Desheng Wang Title: CEO

I 03 : 10 : 2op . m . 10 - 20 - 202s J 2s I To : NV SOS Page: 29 of31 2025 - 10 - 20 22 : 10 : 34 GMT Docusign E nve lope ID . 63BB7B22 - 7C12 - 4B93 - 9DC7 - 474F0F385EE3 EXHIBIT I FOCUS UNIVERSAL INC. CONVERSION NOTICE Reference is made to the Certificate of Designation, P references and Rights of the Series B Convertible Preferred Stock of Focus Universal I nc . (the ·'Certifkate of D es i g n a tion " ) . In accordance with a n d pursuant to the Certificate of Designation, the undersigned h ereby elects to convert the number of shares of Series B Conve 1 tible Prefen - ed Stock, $ 0 . 000 I par value per share (the " Se r ies B " ) . of Focus Universal Inc . , a Nevada corporation (the "C or porati o n " ) . indicated below into shares of common stock, $ 0 . 00 1 par value per share (the ·'Common Stock '' ) , of the Corporation, as of the date specified below . Date of Convers i on: Aggregate number of Series 8 t o be converted Aggregate Stated Value of suc h Series B to be converted: Aggregate accrue d and unpaid dividends a n d accrued with respect to such Series B and such aggregate dividends to be converted : AGGREGATE CONVERSION AMOUNT TO BE CONVERTED: Pkas1; wnlinn tht following information: Conversion Price: Number of shares of Common Stoc k to be i ssued: Please issue the Common Stock into which the applicable Series B are being converted to H o ld e r , or for its benefit, as follows: Check here if requesting delivery a s a certificate to the following name and to the following address: I ssue to: From : Gilbert Bradshav

03 : 10 : 20 p . m . 10 - 20 - 202s I 30 I To: NV SOS Page : 30 of31 2025 - 10 - 20 22 : 10 : 34 GMT Docusign Envelope ID . 63BB7822 - 7C12 - 4893 - 9DC7 - 474FOF385EE3 From: Gilbert Bradsha � Check here if reque sting delivery by Deposit/Withdrawal at Custodian as follows: DWAC delivery DTC Participant: Date: _., Name of Registered Holder By: - ------ Name: Title: Tax ID: .Facs i mi I e: E - mail Address:

I o3 : 10 : 2o p m , o . - zo - zozs I 3 1 I To : NV SOS Page : 31 of31 2025 - 10 - 20 22 : 10 : 34 GMT Docusign Envelope ID . 63BB7B22 - 7C12 - 4B93 - 9DC7 - 474FOF365EE3 EXHIBIT II ACKNOWLEDGMENT The Corporation hereby acknowledges this Conversion Notic e and h er e b y d ir ects -------- to issue the above indicated number o f sha r es of Common Stock in accordance with the Tran sfe r Agent In s truction s dated October_, 2025 from the Corporation and acknowledged and agreed to by FOCUS UNIVERSAL INC. From : Gilbert Bradshav By: Name: Title: